Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE August 14, 2017	Media contact: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com

Verizon announces early participation results of, and election of early settlement for, its private tender and exchange offers for

17 series of notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the early participation results, as of 5:00 p.m. (New York City time) on August 11, 2017 (the “Early Participation Date”), of its previously announced offers, for its own account and on behalf of its wholly-owned subsidiary, GTE LLC, to purchase the outstanding series of notes listed below (collectively, the “Old Notes”) for (i) cash (the “Cash Offers”) or (ii) newly issued debt securities of Verizon (the “New Notes”) (and additional cash amounts for specified series of Old Notes) (the “Exchange Offers” and, together with the Cash Offers, the “Offers”), in each case on the terms and subject to the conditions set forth in the Tender and Exchange Offer Statement dated July 31, 2017, such terms as amended by Verizon’s press release dated August 7, 2017 (the “Tender and Exchange Offer Statement” and, together with the accompanying letter of transmittal and eligibility letter, the “Offer Documents”). Verizon today also announced an increase in the waterfall cap in, the early participation results of, and election of early settlement for, its separate, previously announced cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 29 other series of their outstanding notes. The cash tender offers are separate and distinct from the Offers, and neither the Offers nor the separate cash tender offers are conditioned upon the consummation of the other such offer.

The withdrawal rights for each Offer expired at 5:00 p.m. (New York City time) on August 11, 2017. The Offers will expire at 11:59 p.m. (New York City time) on August 25, 2017 unless extended or earlier terminated by Verizon.

Verizon’s obligation to accept Old Notes tendered in the Offers is subject to the terms and conditions described in the Offer Documents, including (i) the Acceptance Priority Procedures (as described in Verizon’s press release announcing the Offers dated July 31, 2017 (the “Launch Press Release”)), (ii) a $3.0 billion cap on the total cash Verizon pays to purchase Old Notes validly tendered under the Cash Offers (excluding the applicable Accrued Coupon Payment (as defined below)) (the “Cash Cap”), (iii) a $4.0 billion cap on the aggregate principal amount of New Notes Verizon issues in exchange for Old Notes validly tendered under the Exchange Offers (the “New Notes Cap”) and (iv) with respect to the Cash Offers, the Financing Condition, which, as described and announced in Verizon’s press release on August 7, 2017, has been satisfied. In addition, the Exchange Offers are subject to the minimum issue requirement, pursuant to which, at the Early Participation Date, the aggregate principal amount of New Notes to be issued on the Early Settlement Date (as defined below) pursuant to the Exchange Offers must be at least $750 million. As of the Early Participation Date, the Minimum Issue Requirement has been met.

All conditions to the Offers were deemed satisfied or waived by Verizon by the Early Participation Date. Accordingly, Verizon has elected to exercise its right to settle early all Old Notes validly tendered at or prior to the Early Participation Date and accepted for purchase, and the “Early Settlement Date” will be August 16, 2017. Since the aggregate purchase price of all Old Notes (excluding the applicable Accrued Coupon Payments) validly tendered at or prior to the Early Participation Date and accepted for purchase in the Cash Offers will meet the Cash Cap, there will be no Final Settlement Date with respect to the Cash Offers, and no additional tenders of Old Notes will be accepted for purchase in the Cash Offers by Verizon after the Early Participation Date. The aggregate principal amount of New Notes to be issued in exchange for Old Notes validly tendered at or prior to the Early Participation Date and accepted for purchase in the Exchange Offers is expected to meet the New Notes Cap, in which case there will be no Final Settlement Date with respect to the Exchange Offers, and no additional tenders of Old Notes will be accepted for purchase by Verizon in the Exchange Offers after the Early Participation Date.

Verizon was advised by Global Bondholder Services Corporation, as the Information Agent and the Tender Agent, that as of the Early Participation Date, the aggregate principal amounts of the Old Notes specified in the table below were validly tendered and not validly withdrawn with respect to each of the Cash Offers and the Exchange Offers:

Acceptance Priority Level	CUSIP Number	Issuer	Title of Security	Principal Amount Outstanding	Principal Amount Tendered as of the Early Participation Date under the Cash Option	Principal Amount Tendered as of the Early Participation Date under the Notes Option	Principal Amount Tendered as of the Early Participation Date under the Hybrid Option	Aggregate Principal Amount Tendered as of the Early Participation Date	Percentage of Amount Outstanding Tendered as of the Early Participation Date
	Floating Rate Notes
1	92343VBM5	Verizon Communications Inc.	Floating Rate Notes due 2018	$1,750,000,000	$957,171,000	$304,240,000	$70,328,000	$1,331,739,000	76.10%
2	92343VCA0	Verizon Communications Inc.	Floating Rate Notes due 2019	$500,000,000	$257,749,000	$8,835,000	$4,693,000	$271,277,000	54.26%
3	92343VDE1	Verizon Communications Inc.	Floating Rate Notes due 2019	$400,000,000	$93,558,000	$0	$0	93,558,000	23.39%
	Fixed Rate Notes
4	362320AZ6	GTE LLC(2)	6.840% Debentures due 2018	$294,121,000	$18,880,000	$0	$1,800,000	$20,680,000	7.03%
5	92343VBP8	Verizon Communications Inc.	3.650% Notes due 2018	$2,093,214,000	$801,539,000	$8,628,000	$10,100,000	$820,267,000	39.19%
6	92343VCB8	Verizon Communications Inc.	2.550% Notes due 2019	$310,701,000	$88,448,000	$2,070,000	$6,962,000	$97,480,000	31.37%
7	92343VDF8	Verizon Communications Inc.	1.375% Notes due 2019	$586,742,000	$321,998,000	$14,475,000	$43,795,000	$380,268,000	64.81%
8	92343VCH5	Verizon Communications Inc.	2.625% Notes due 2020	$1,323,711,000	$644,932,000	$50,270,000	$15,783,000	$710,985,000	53.71%
9	92343VCC6	Verizon Communications Inc.	3.450% Notes due 2021	$1,000,000,000	$396,263,000	$107,550,000	$30,833,000	$534,646,000	53.46%
10	92343VDG6	Verizon Communications Inc.	1.750% Notes due 2021	$1,000,000,000	$516,035,000	$40,817,000	$85,428,000	$642,280,000	64.23%
11	362320AT0	GTE LLC(1)	8.750% Debentures due 2021*	$193,079,000	$2,068,000	$200,000	$0	$2,268,000	1.17%
12	92343VBC7	Verizon Communications Inc.	3.500% Notes due 2021	$1,850,000,000	$439,569,000	$103,059,000	$118,225,000	$660,853,000	35.72%
13	92343VCN2	Verizon Communications Inc.	3.000% Notes due 2021	$1,500,000,000	$445,167,000	$113,560,000	$159,510,000	$718,237,000	47.88%
14	92343VBJ2	Verizon Communications Inc.	2.450% Notes due 2022	$1,750,000,000	$586,050,000	$158,279,000	$126,769,000	$871,098,000	49.78%
15	92343VBQ6	Verizon Communications Inc.	4.500% Notes due 2020	$4,000,000,000	$1,803,272,000	$368,467,000	$121,334,000	$2,293,073,000	57.33%
16	92343VAX2	Verizon Communications Inc.	4.600% Notes due 2021	$1,500,000,000	$365,302,000	$50,499,000	$114,659,000	$530,460,000	35.36%
17	92343VBR4	Verizon Communications Inc.	5.150% Notes due 2023	$7,584,189,000	$1,183,537,000	$907,280,000	$974,015,000	$3,064,832,000	40.41%

(1)	The series of Old Notes issued by GTE LLC, a wholly-owned subsidiary of Verizon, were originally issued by its predecessor, GTE Corporation.
*	Denotes a series of Old Notes, a portion of which is held in physical certificated form and is not held through The Depository Trust Company (“DTC”).

Promptly after 11:00 a.m. (New York City time) today, August 14, 2017, Verizon will issue a press release specifying, among other things, (i) the aggregate principal amount of Old Notes accepted in each Offer, (ii) the proration factor (if any) for the Old Notes with respect to each Offer, (iii) the offer yield, which is the fixed spread for the applicable series of Old Notes plus the yield of the specified Reference U.S. Treasury Security (as defined in the Launch Press Release) for that series as of 11:00 a.m. (New York City time) today, August 14, 2017, (iv) the Fixed Rate Note Total Consideration (as defined in the Launch Press Release) for each series of Fixed Rate Notes (as defined in the Launch Press Release) and (v) the New Notes coupon. On August 16, 2017, Eligible Holders (as defined below) of Old Notes validly tendered at or prior to the Early Participation Date that are accepted for purchase by Verizon will receive the applicable Total Consideration and a cash payment equal to accrued and unpaid interest on such Old Notes to, but not including, the relevant Settlement Date (as defined in the Launch Press Release) (the “Accrued Coupon Payment”).

When issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Only holders who duly completed and returned an eligibility letter certifying that they were either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who were “Non-U.S. qualified offerees” (as defined in the eligibility letter) were authorized to receive the Tender and Exchange Offer Statement and to participate in the Offers (each such holder, an “Eligible Holder”).

Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

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This announcement is for informational purposes only. This announcement does not constitute an offer to purchase or a solicitation of an offer to purchase any securities of Verizon in any transaction. The Offers are being made solely pursuant to the Offer Documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.